EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports First Quarter 2020 Financial Results and Declares Dividend

HONOLULU, Hawaii April 24, 2020--(Globe Newswire)--First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its quarter ended March 31, 2020.

“First Hawaiian will continue to be a source of strength for our employees, our customers and the community,” said Bob Harrison, Chairman, President and Chief Executive Officer. “With our experienced management team, dedicated employees, deep customer relationships, and strong liquidity and capital, we are well positioned to manage through these challenging times.”

On April 22, 2020 the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share. The dividend will be payable on June 5, 2020 to stockholders of record at the close of business on May 26, 2020. The Board of Directors also voted to suspend the stock repurchase program.

First Quarter 2020 Highlights:

•	Net income of $38.9 million, or $0.30 per diluted share
•	Loan balances increased $169 million, or 1.3%, versus prior quarter
•	Deposits balances increased $575 million, or 3.5% versus the prior quarter
•	Net interest margin (“NIM”) was 3.12%
•	Adopted Current Expected Credit Loss (“CECL”) methodology on January 1, 2020
o

Upon adoption recognized a $17.1 million collective increase in the Allowance for Credit Losses (“ACL”) and the reserve for unfunded commitments and a corresponding $12.5 million decrease (after-tax) in retained earnings

o	Recorded a $41.2 million provision for credit losses in Q1
•	Board of Directors declared a quarterly dividend of $0.26 per share

Balance Sheet

Total assets were $20.8 billion as of March 31, 2020, compared to $20.2 billion as of December 31, 2019.

Gross loans and leases were $13.4 billion as of March 31, 2020, an increase of $169 million, or 1.3%, from $13.2 billion as of December 31, 2019.

Total deposits were $17.0 billion as of March 31, 2020, an increase of $575 million, or 3.5%, from $16.4 billion as of December 31, 2019. The increase was primarily due to a $425 million increase in public time deposits as the bank increased its liquidity position in anticipation of a surge in funding needs due to our participation in the Paycheck Protection Program and other additional liquidity needs.

Net Interest Income

Net interest income for the first quarter of 2020 was $138.7 million, a decrease of $0.9 million, or 0.7%, compared to $139.6 million for the prior quarter.

The NIM was 3.12% in the first quarter of 2020, a decrease of three basis points compared to 3.15% in the fourth quarter of 2019.

Provision Expense

On January 1, 2020, the Bank adopted the CECL methodology under Accounting Standards Codification (“ASC”) Topic 326, in which the ACL reflects expected credit losses for the remaining estimated life of loans and leases using historical experience, current conditions, and reasonable and supportable forecasts. The ACL at the end of the first quarter incorporates a change in the economic forecast late in the first quarter of 2020, to reflect the pandemic conditions, as compared to our initial adoption of CECL.

During the quarter ended March 31, 2020, the Bank recorded a total provision for credit losses of $41.2 million. In the quarter ended December 31, 2019, the total provision for credit losses was $4.3 million.

Noninterest Income

Noninterest income was $49.2 million in the first quarter of 2020, an increase of $2.5 million compared to noninterest income of $46.7 million in the fourth quarter of 2019.

Noninterest Expense

Noninterest expense was $96.5 million in the first quarter of 2020, an increase of $5.4 million from $91.1 million in the fourth quarter of 2019.

The efficiency ratio was 51.3% and 48.9% for the quarters ended March 31, 2020 and December 31, 2019, respectively.

Taxes

The effective tax rate was 22.6% for the quarter ended March 31, 2020 and 25.5% for the quarter ended December 31, 2019.

Asset Quality

The allowance for credit losses was $166.0 million, or 1.24% of total loans and leases, as of March 31, 2020, compared to $130.5 million, or 0.99% of total loans and leases, as of December 31, 2019. The reserve for unfunded commitments was $17.3 million as of March 31, 2020 compared to $0.6 million as of December 31, 2019. Net charge-offs were $6.1 million, or 0.19% of average loans and leases on an annualized basis for the quarter ended March 31, 2020, compared to $6.7 million, or 0.20% of average loans and leases on an annualized basis for the quarter ended December 31, 2019. Total non-performing assets were $7.2 million, or 0.05% of total loans and leases and other real estate owned, at March 31, 2020, compared to non-performing assets of $5.8 million, or 0.04% of total loans and leases and other real estate owned, at December 31, 2019.

Capital

Total stockholders' equity was $2.7 billion at March 31, 2020, compared to $2.6 billion at December 31, 2019.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.63%, 11.65% and 12.90%, respectively, at March 31, 2020, compared with 8.79%, 11.88% and 12.81%, respectively, at December 31, 2019.

The Company repurchased 0.2 million shares of common stock at a total cost of $5.0 million under the stock repurchase program in the first quarter. The average cost was $22.96 per share repurchased. Remaining buyback authority under the stock repurchase program was $75 million at March 31, 2020.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 1:00 p.m. Eastern Time, 7:00 a.m. Hawaii Time. To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID: 3248226. A live webcast of the conference call, including a slide presentation, will be available at the following link: www.fhb.com/earnings. The archive of the webcast will be available at the same location. A telephonic replay of the conference call will be available two hours after the conclusion of the call until 4:30 p.m. (Eastern Time) on May 1, 2020. Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID: 3248226.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Further, statements about the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there can be no assurance that actual results will not prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results or performance to differ materially from the forward-looking statements, including (without limitation) the risks and uncertainties associated with the ongoing impacts of COVID-19, the domestic and global economic environment and capital market conditions and other risk factors. For a discussion of some of these risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31,  2019.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share (basic and diluted) and the related ratios described below, on an adjusted, or “core,” basis, each a non-GAAP financial measure. These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results. We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures. We compute our core net interest margin as the ratio of core net interest income to average earning assets. We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income. We compute our core return on average total assets as the ratio of core net income to average total assets. We compute our core return on average total stockholders’ equity as the ratio of core net income to average total stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures. We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 11 and 12 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

Investor Relations Contact:	Media Contact:
Kevin Haseyama, CFA	Susan Kam
(808) 525-6268	(808) 525-6254
khaseyama@fhb.com	skam@fhb.com

Financial Highlights			Table 1
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2020	2019	2019
Operating Results:
Net interest income	$138,683	$139,619	$145,089
Provision for credit losses	41,200	4,250	5,680
Noninterest income	49,228	46,708	47,072
Noninterest expense	96,466	91,058	92,623
Net income	38,865	67,836	69,924
Basic earnings per share	0.30	0.52	0.52
Diluted earnings per share	0.30	0.52	0.52
Dividends declared per share	0.26	0.26	0.26
Dividend payout ratio	86.67%	50.00%	50.00%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$138,683	$139,619	$145,089
Core noninterest income	49,143	51,331	49,685
Core noninterest expense	96,466	91,010	92,362
Core net income	38,803	71,250	72,052
Core basic earnings per share	0.30	0.55	0.53
Core diluted earnings per share	0.30	0.54	0.53
Performance Ratio(1):
Net interest margin	3.12%	3.15%	3.23%
Core net interest margin (non-GAAP)	3.12%	3.15%	3.23%
Efficiency ratio	51.33%	48.86%	48.20%
Core efficiency ratio (non-GAAP)	51.35%	47.65%	47.42%
Return on average total assets	0.77%	1.34%	1.38%
Core return on average total assets (non-GAAP)	0.77%	1.41%	1.43%
Return on average tangible assets (non-GAAP)	0.81%	1.41%	1.45%
Core return on average tangible assets (non-GAAP)(2)	0.81%	1.48%	1.50%
Return on average total stockholders' equity	5.87%	10.21%	11.16%
Core return on average total stockholders' equity (non-GAAP)	5.87%	10.72%	11.50%
Return on average tangible stockholders' equity (non-GAAP)	9.39%	16.40%	18.35%
Core return on average tangible stockholders’ equity (non-GAAP)(3)	9.37%	17.22%	18.91%
Average Balances:
Average loans and leases	$13,191,426	$12,940,956	$13,073,708
Average earning assets	17,814,189	17,649,343	18,091,424
Average assets	20,313,304	20,089,601	20,494,837
Average deposits	16,543,305	16,355,254	16,865,673
Average stockholders' equity	2,660,811	2,636,651	2,540,600
Market Value Per Share:
Closing	16.53	28.85	26.05
High	31.25	29.47	27.67
Low	15.42	25.48	22.13

	As of	As of	As of
	March 31,	December 31,	March 31,
	2020	2019	2019
Balance Sheet Data:
Loans and leases	$13,380,270	$13,211,650	$13,197,454
Total assets	20,755,891	20,166,734	20,441,136
Total deposits	17,020,002	16,444,994	16,795,244
Short-term borrowings	400,000	400,000	—
Long-term borrowings	200,019	200,019	600,028
Total stockholders' equity	2,664,685	2,640,258	2,613,202

Per Share of Common Stock:
Book value	$20.52	$20.32	$19.36
Tangible book value (non-GAAP)(4)	12.86	12.66	11.98

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.05%	0.04%	0.03%
Allowance for credit losses for loans and leases / total loans and leases	1.24%	0.99%	1.07%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	11.65%	11.88%	12.05%
Tier 1 Capital Ratio	11.65%	11.88%	12.05%
Total Capital Ratio	12.90%	12.81%	13.06%
Tier 1 Leverage Ratio	8.63%	8.79%	8.71%
Total stockholders' equity to total assets	12.84%	13.09%	12.78%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.45%	8.58%	8.32%

Non-Financial Data:
Number of branches	58	58	60
Number of ATMs	304	301	296
Number of Full-Time Equivalent Employees	2,103	2,092	2,130

(1)	Except for the efficiency ratio and the core efficiency ratio, amounts are annualized for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.
(2)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 11, GAAP to Non-GAAP Reconciliation.

(3)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 11, GAAP to Non-GAAP Reconciliation.

(4)

Tangible book value is a non-GAAP financial measure. We compute our tangible book value as the ratio of tangible stockholders’ equity to shares outstanding. Tangible stockholders’ equity is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 11, GAAP to Non-GAAP Reconciliation.

Consolidated Statements of Income	Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2020	2019	2019
Interest income
Loans and lease financing	$134,971	$138,033	$144,406
Available-for-sale securities	21,210	20,979	24,486
Other	2,351	3,120	3,669
Total interest income	158,532	162,132	172,561
Interest expense
Deposits	15,600	18,222	23,197
Short-term and long-term borrowings	4,249	4,291	4,275
Total interest expense	19,849	22,513	27,472
Net interest income	138,683	139,619	145,089
Provision for credit losses	41,200	4,250	5,680
Net interest income after provision for credit losses	97,483	135,369	139,409
Noninterest income
Service charges on deposit accounts	8,950	9,041	8,060
Credit and debit card fees	14,949	16,626	16,655
Other service charges and fees	8,539	8,818	9,129
Trust and investment services income	9,591	8,855	8,618
Bank-owned life insurance	2,260	2,533	3,813
Investment securities losses, net	85	(123)	(2,613)
Other	4,854	958	3,410
Total noninterest income	49,228	46,708	47,072
Noninterest expense
Salaries and employee benefits	44,829	41,098	44,860
Contracted services and professional fees	16,055	13,724	13,645
Occupancy	7,243	7,231	6,986
Equipment	4,708	4,491	4,284
Regulatory assessment and fees	1,946	1,802	1,447
Advertising and marketing	1,823	1,317	1,966
Card rewards program	7,015	8,635	6,732
Other	12,847	12,760	12,703
Total noninterest expense	96,466	91,058	92,623
Income before provision for income taxes	50,245	91,019	93,858
Provision for income taxes	11,380	23,183	23,934
Net income	$38,865	$67,836	$69,924
Basic earnings per share	$0.30	$0.52	$0.52
Diluted earnings per share	$0.30	$0.52	$0.52
Basic weighted-average outstanding shares	129,895,706	130,463,102	134,879,336
Diluted weighted-average outstanding shares	130,351,585	130,845,645	135,198,345

Consolidated Balance Sheets	Table 3
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Assets
Cash and due from banks	$353,908	$360,375	$336,555
Interest-bearing deposits in other banks	698,924	333,642	281,312
Investment securities, at fair value (amortized cost: $4,014,397 as of March 31, 2020, $4,080,663 as of December 31, 2019 and $4,554,601 as of March 31, 2019)	4,058,457	4,075,644	4,485,660
Loans held for sale	8,180	904	—
Loans and leases	13,380,270	13,211,650	13,197,454
Less: allowance for credit losses	166,013	130,530	141,546
Net loans and leases	13,214,257	13,081,120	13,055,908

Premises and equipment, net	321,254	316,885	310,902
Other real estate owned and repossessed personal property	238	319	124
Accrued interest receivable	43,552	45,239	49,489
Bank-owned life insurance	455,226	453,873	447,936
Goodwill	995,492	995,492	995,492
Mortgage servicing rights	11,979	12,668	15,399
Other assets	594,424	490,573	462,359
Total assets	$20,755,891	$20,166,734	$20,441,136
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$11,274,463	$10,564,922	$10,951,764
Noninterest-bearing	5,745,539	5,880,072	5,843,480
Total deposits	17,020,002	16,444,994	16,795,244
Short-term borrowings	400,000	400,000	—
Long-term borrowings	200,019	200,019	600,028
Retirement benefits payable	138,396	138,222	127,845
Other liabilities	332,789	343,241	304,817
Total liabilities	18,091,206	17,526,476	17,827,934

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 140,092,172 / 129,827,968 shares as of March 31, 2020, issued/outstanding: 139,917,150 / 129,928,479 shares as of December 31, 2019 and issued/outstanding: 139,851,508 / 135,012,015 shares as of March 31, 2019)	1,401	1,399	1,399
Additional paid-in capital	2,506,477	2,503,677	2,497,770
Retained earnings	429,323	437,072	326,451
Accumulated other comprehensive income (loss), net	4,129	(31,749)	(78,754)
Treasury stock (10,264,204 shares as of March 31, 2020, 9,988,671 shares as of December 31, 2019 and 4,839,493 shares as of March 31, 2019)	(276,645)	(270,141)	(133,664)
Total stockholders' equity	2,664,685	2,640,258	2,613,202
Total liabilities and stockholders' equity	$20,755,891	$20,166,734	$20,441,136

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$516.8	$1.6	1.25%	$548.5	$2.3	1.68%	$507.3	$3.2	2.56%
Available-for-Sale Investment Securities	4,033.2	21.2	2.10	4,092.2	21.0	2.05	4,417.8	24.5	2.22
Loans Held for Sale	15.8	0.1	1.70	1.5	—	2.55	0.3	—	2.79
Loans and Leases(1)
Commercial and industrial	2,776.2	24.6	3.56	2,668.5	25.3	3.76	3,166.4	33.2	4.25
Commercial real estate	3,433.2	34.6	4.05	3,325.8	35.9	4.28	3,005.2	35.4	4.77
Construction	538.5	5.7	4.27	497.8	5.4	4.36	636.7	7.5	4.77
Residential:
Residential mortgage	3,721.2	37.7	4.05	3,720.2	38.5	4.14	3,535.2	36.0	4.07
Home equity line	887.4	7.7	3.50	905.6	8.2	3.58	915.7	8.7	3.85
Consumer	1,611.7	23.0	5.75	1,635.2	23.3	5.66	1,667.3	22.5	5.48
Lease financing	223.2	1.6	2.85	187.8	1.4	2.94	147.2	1.1	2.99
Total Loans and Leases	13,191.4	134.9	4.11	12,940.9	138.0	4.24	13,073.7	144.4	4.46
Other Earning Assets	57.0	0.7	5.30	66.2	0.8	4.76	92.3	0.5	2.06
Total Earning Assets(2)	17,814.2	158.5	3.57	17,649.3	162.1	3.66	18,091.4	172.6	3.85
Cash and Due from Banks	327.4			316.5			360.3
Other Assets	2,171.7			2,123.8			2,043.1
Total Assets	$20,313.3			$20,089.6			$20,494.8

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$5,090.4	$3.3	0.26%	$4,943.2	$3.8	0.31%	4,815.8	$4.2	0.36%
Money Market	3,064.8	4.6	0.61	3,117.6	5.6	0.72	3,181.3	7.7	0.98
Time	2,534.7	7.7	1.23	2,538.4	8.8	1.37	3,041.8	11.3	1.51
Total Interest-Bearing Deposits	10,689.9	15.6	0.59	10,599.2	18.2	0.68	11,038.9	23.2	0.85
Short-Term Borrowings	401.7	2.8	2.88	400.1	2.9	2.87	12.8	0.1	2.45
Long-Term Borrowings	200.0	1.4	2.77	200.0	1.4	2.76	600.0	4.2	2.84
Total Interest-Bearing Liabilities	11,291.6	19.8	0.71	11,199.3	22.5	0.80	11,651.7	27.5	0.96
Net Interest Income		$138.7			$139.6			$145.1
Interest Rate Spread			2.86%			2.86%			2.89%
Net Interest Margin			3.12%			3.15%			3.23%
Noninterest-Bearing Demand Deposits	5,853.4			5,756.0			5,826.8
Other Liabilities	507.5			497.6			475.7
Stockholders' Equity	2,660.8			2,636.7			2,540.6
Total Liabilities and Stockholders' Equity	$20,313.3			$20,089.6			$20,494.8

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 5
	Three Months Ended March 31, 2020
	Compared to December 31, 2019
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.1)	$(0.6)	$(0.7)
Available-for-Sale Investment Securities	(0.3)	0.5	0.2
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and industrial	0.8	(1.5)	(0.7)
Commercial real estate	0.9	(2.2)	(1.3)
Construction	0.4	(0.1)	0.3
Residential:
Residential mortgage	—	(0.8)	(0.8)
Home equity line	(0.2)	(0.3)	(0.5)
Consumer	(0.5)	0.2	(0.3)
Lease financing	0.2	—	0.2
Total Loans and Leases	1.6	(4.7)	(3.1)
Other Earning Assets	(0.1)	—	(0.1)
Total Change in Interest Income	1.2	(4.8)	(3.6)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	(0.6)	(0.5)
Money Market	(0.1)	(0.9)	(1.0)
Time	—	(1.1)	(1.1)
Total Interest-Bearing Deposits	—	(2.6)	(2.6)
Short-Term Borrowings	(0.1)	—	(0.1)
Total Change in Interest Expense	(0.1)	(2.6)	(2.7)
Change in Net Interest Income	$1.3	$(2.2)	$(0.9)

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended March 31, 2020
	Compared to March 31, 2019
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$0.1	$(1.7)	$(1.6)
Available-for-Sale Investment Securities	(2.0)	(1.3)	(3.3)
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and industrial	(3.7)	(4.9)	(8.6)
Commercial real estate	4.9	(5.7)	(0.8)
Construction	(1.1)	(0.7)	(1.8)
Residential:
Residential mortgage	1.8	(0.1)	1.7
Home equity line	(0.3)	(0.7)	(1.0)
Consumer	(0.7)	1.2	0.5
Lease financing	0.5	—	0.5
Total Loans and Leases	1.4	(10.9)	(9.5)
Other Earning Assets	(0.3)	0.5	0.2
Total Change in Interest Income	(0.7)	(13.4)	(14.1)

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.3	(1.2)	(0.9)
Money Market	(0.3)	(2.8)	(3.1)
Time	(1.7)	(1.9)	(3.6)
Total Interest-Bearing Deposits	(1.7)	(5.9)	(7.6)
Short-Term Borrowings	2.7	—	2.7
Long-Term Borrowings	(2.7)	(0.1)	(2.8)
Total Change in Interest Expense	(1.7)	(6.0)	(7.7)
Change in Net Interest Income	$1.0	$(7.4)	$(6.4)

Loans and Leases			Table 7
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Commercial and industrial	$3,025,345	$2,743,242	$3,203,770
Commercial real estate	3,413,014	3,463,953	3,147,304
Construction	572,062	519,241	595,491
Residential:
Residential mortgage	3,673,455	3,768,936	3,543,964
Home equity line	891,698	893,239	907,829
Total residential	4,565,153	4,662,175	4,451,793
Consumer	1,568,073	1,620,556	1,653,109
Lease financing	236,623	202,483	145,987
Total loans and leases	$13,380,270	$13,211,650	$13,197,454

Deposits			Table 8
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Demand	$5,745,539	$5,880,072	$5,843,480
Savings	5,213,471	4,998,933	4,884,418
Money Market	3,148,694	3,055,832	3,156,056
Time	2,912,298	2,510,157	2,911,290
Total Deposits	$17,020,002	$16,444,994	$16,795,244

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More			Table 9
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$32	$32	$190
Commercial real estate	—	30	—
Construction	2,422	—	—
Total Commercial Loans	2,454	62	190
Residential Loans:
Residential mortgage	4,472	5,406	4,090
Total Residential Loans	4,472	5,406	4,090
Total Non-Accrual Loans and Leases	6,926	5,468	4,280
Other Real Estate Owned	238	319	124
Total Non-Performing Assets	$7,164	$5,787	$4,404

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$4,007	$1,429	$350
Commercial real estate	757	1,013	—
Construction	148	2,367	89
Total Commercial Loans	4,912	4,809	439
Residential Loans:
Residential mortgage	82	74	—
Home equity line	2,566	2,995	2,448
Total Residential Loans	2,648	3,069	2,448
Consumer	3,353	4,272	3,538
Total Accruing Loans and Leases Past Due 90 Days or More	$10,913	$12,150	$6,425

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	17,823	14,493	25,229
Total Loans and Leases	$13,380,270	$13,211,650	$13,197,454

Allowance for Credit Losses			Table 10
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2020	2019	2019
Balance at Beginning of Period	$130,530	$132,964	$141,718
Adjustment to Adopt ASC Topic 326	770	—	—
After Adoption of ASC Topic 326	131,300	132,964	141,718
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	(201)	(204)	—
Lease financing	—	—	(24)
Total Commercial Loans	(201)	(204)	(24)
Residential Loans:
Residential mortgage	—	(236)	—
Home equity line	(8)	(195)	—
Total Residential Loans	(8)	(431)	—
Consumer	(8,597)	(8,689)	(8,598)
Total Loans and Leases Charged-Off	(8,806)	(9,324)	(8,622)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	220	107	37
Commercial real estate	—	170	31
Construction	110	—	—
Total Commercial Loans	330	277	68
Residential Loans:
Residential mortgage	135	37	218
Home equity line	122	70	32
Total Residential Loans	257	107	250
Consumer	2,083	2,256	2,452
Total Recoveries on Loans and Leases Previously Charged-Off	2,670	2,640	2,770
Net Loans and Leases Charged-Off	(6,136)	(6,684)	(5,852)
Provision for Credit Losses - Loans and Leases	40,849	4,250	5,680
Balance at End of Period	$166,013	$130,530	$141,546
Average Loans and Leases Outstanding	$13,191,426	$12,940,956	$13,073,708
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding(1)	0.19%	0.20%	0.18%
Ratio of Allowance for Credit Losses for Loans and Leases to Loans and Leases Outstanding	1.24%	0.99%	1.07%

(1)	Annualized for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.

GAAP to Non-GAAP Reconciliation			Table 11
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2020	2019	2019
Income Statement Data:
Net income	$38,865	$67,836	$69,924
Core net income	$38,803	$71,250	$72,052

Average total stockholders' equity	$2,660,811	$2,636,651	$2,540,600
Less: average goodwill	995,492	995,492	995,492
Average tangible stockholders' equity	$1,665,319	$1,641,159	$1,545,108

Average total assets	$20,313,304	$20,089,601	$20,494,837
Less: average goodwill	995,492	995,492	995,492
Average tangible assets	$19,317,812	$19,094,109	$19,499,345

Return on average total stockholders' equity(1)	5.87%	10.21%	11.16%
Core return on average total stockholders' equity (non-GAAP)(1)	5.87%	10.72%	11.50%
Return on average tangible stockholders' equity (non-GAAP)(1)	9.39%	16.40%	18.35%
Core return on average tangible stockholders' equity (non-GAAP)(1)	9.37%	17.22%	18.91%

Return on average total assets(1)	0.77%	1.34%	1.38%
Core return on average total assets (non-GAAP)(1)	0.77%	1.41%	1.43%
Return on average tangible assets (non-GAAP)(1)	0.81%	1.41%	1.45%
Core return on average tangible assets (non-GAAP)(1)	0.81%	1.48%	1.50%

	As of	As of	As of
	March 31,	December 31,	March 31,
	2020	2019	2019
Balance Sheet Data:
Total stockholders' equity	$2,664,685	$2,640,258	$2,613,202
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$1,669,193	$1,644,766	$1,617,710

Total assets	$20,755,891	$20,166,734	$20,441,136
Less: goodwill	995,492	995,492	995,492
Tangible assets	$19,760,399	$19,171,242	$19,445,644

Shares outstanding	129,827,968	129,928,479	135,012,015

Total stockholders' equity to total assets	12.84%	13.09%	12.78%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.45%	8.58%	8.32%

Book value per share	$20.52	$20.32	$19.36
Tangible book value per share (non-GAAP)	$12.86	$12.66	$11.98

(1)	Annualized for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019.

GAAP to Non-GAAP Reconciliation			Table 12
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2020	2019	2019
Net interest income	$138,683	$139,619	$145,089
Core net interest income (non-GAAP)	$138,683	$139,619	$145,089

Noninterest income	$49,228	$46,708	$47,072
(Gain) loss on sale of securities	(85)	123	2,613
Costs associated with the sale of stock	—	4,500	—
Core noninterest income (non-GAAP)	$49,143	$51,331	$49,685

Noninterest expense	$96,466	$91,058	$92,623
One-time items(1)	—	(48)	(261)
Core noninterest expense (non-GAAP)	$96,466	$91,010	$92,362

Net income	$38,865	$67,836	$69,924
(Gain) loss on sale of securities	(85)	123	2,613
Costs associated with the sale of stock	—	4,500	—
One-time noninterest expense items(1)	—	48	261
Tax adjustments(2)	23	(1,257)	(746)
Total core adjustments	(62)	3,414	2,128
Core net income (non-GAAP)	$38,803	$71,250	$72,052

Basic earnings per share	$0.30	$0.52	$0.52
Diluted earnings per share	$0.30	$0.52	$0.52
Efficiency ratio	51.33%	48.86%	48.20%

Core basic earnings per share (non-GAAP)	$0.30	$0.55	$0.53
Core diluted earnings per share (non-GAAP)	$0.30	$0.54	$0.53
Core efficiency ratio (non-GAAP)	51.35%	47.65%	47.42%

(1)	One-time items for all periods shown included nonrecurring offering costs.
(2)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.